CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form S-8 of Crescent Biopharma, Inc. of our report dated February 18, 2025 relating to the financial statements of Crescent Biopharma, Inc., which appears in this Registration Statement.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
November 6, 2025